Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of ORIX KABUSHIKI KAISHA on Form 20-F for the year ended March 31, 2026 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Hidetake Takahashi, the Chief Executive Officer and Masataka Yamada, the Chief Financial Officer of ORIX KABUSHIKI KAISHA, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ORIX KABUSHIKI KAISHA.

Date: June 22, 2026

By:	/s/ HIDETAKE TAKAHASHI

Name:	Hidetake Takahashi
Title:	Member of the Board of Directors Representative Executive Officer President and Chief Executive Officer Responsible for Digital Innovation Unit

By:	/s/ MASATAKA YAMADA

Name:	Masataka Yamada
Title:	Senior Managing Executive Officer Chief Financial Officer and Chief Strategy Officer Responsible for Corporate Strategy and Management Unit

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